Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS FIRST QUARTER 2014 RESULTS

Houston, TX — April 30, 2014 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income attributable to Comfort Systems USA of $375,000 or $0.01 per diluted share, for the quarter ended March 31, 2014, as compared to $2,532,000 or $0.07 per diluted share, for the quarter ended March 31, 2013.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, said, “The first quarter is traditionally our weakest quarter each year, and seasonal weakness was exacerbated this year by customer site closings and resulting productivity losses arising from bad winter weather in many of our geographies.  We also experienced an increase in SG&A this quarter arising from our ongoing investment in service growth, combined with additional investment in information technology.  This increase in SG&A expense this quarter more than offset an increase in gross profit margins, and resulted in lower overall operating income margins.”

The Company reported revenue of $321,381,000 in the current quarter, as compared to $325,890,000 in 2013.  The Company reported negative free cash flow of $12,449,000 in the current quarter, as compared to a negative $13,382,000 in 2013.  Backlog as of March 31, 2014 was $612,335,000, as compared to $603,603,000 as of December 31, 2013 and $631,056,000 as of March 31, 2013.

Mr. Lane concluded, “Backlog remains solid and we remain confident in our decision to increase our investment in service growth.  Further, we now expect that over the next several quarters demand for non-residential construction is likely to gradually increase in a majority of our markets.  Although our first quarter 2014 earnings and revenues were below the same quarter last year, we do not believe that these results indicate a trend, and we have not changed our outlook that overall profitability this year will be similar to 2013.  Overall, we believe that our investments, combined with the efficiency gained over the course of this recession, have positioned us for growth in 2015 and beyond.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Thursday, May 1, 2014 at 10:00 a.m. Central Time.  The call-in number for this conference call is 1-888-679-8018 and enter 48856875 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PL7QF9CEH.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 11:59 p.m. Central Time, Thursday, May 8, 2014 by calling 1-888-286-8010 with the conference passcode of 18533723, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 88 locations in 79 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated;  difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months Ended March 31, 2014 and 2013

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	(unaudited)
	2014	%	2013	%

Revenue	$321,381	100.0%	$325,890	100.0%
Cost of services	269,232	83.8%	274,423	84.2%
Gross profit	52,149	16.2%	51,467	15.8%

SG&A	50,385	15.7%	46,520	14.3%
Gain on sale of assets	(133)	—	(139)	—
Operating income	1,897	0.6%	5,086	1.6%

Interest expense, net	(325)	(0.1)%	(331)	(0.1)%
Changes in the fair value of contingent earn-out obligations	130	—	(27)	—
Other income (expense)	68	—	64	—

Income before income taxes	1,770	0.6%	4,792	1.5%
Income tax expense	692		2,043

Income from continuing operations	1,078	0.3%	2,749	0.8%

Loss from discontinued operations, net of income tax benefit of $10 and $39	(15)		(54)

Net income including noncontrolling interests	1,063	0.3%	2,695	0.8%

Less: Net income attributable to noncontrolling interests	688		163

Net income attributable to Comfort Systems USA, Inc.	$375	0.1%	$2,532	0.8%

Income per share attributable to Comfort Systems USA, Inc.:
Basic–
Income from continuing operations	$0.01		$0.07
Loss from discontinued operations	—		—
Net income	$0.01		$0.07

Diluted–
Income from continuing operations	$0.01		$0.07
Loss from discontinued operations	—		—
Net income	$0.01		$0.07

Shares used in computing income per share:
Basic	37,582		37,067
Diluted	37,890		37,333

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interests, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited)

	Three Months Ended
	March 31,
	2014	%	2013	%

Net income including noncontrolling interests	$1,063		$2,695
Discontinued operations	15		54
Income taxes	692		2,043
Other expense (income), net	(68)		(64)
Changes in the fair value of contingent earn-out obligations	(130)		27
Interest expense, net	325		331
Gain on sale of assets	(133)		(139)
Depreciation and amortization	4,654		4,767
Adjusted EBITDA	$6,418	2.0%	$9,714	3.0%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income including noncontrolling interests, excluding discontinued operations, income taxes, other (income) expense, net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2014	2013
	(unaudited)

Cash and cash equivalents	$40,650	$52,054
Accounts receivable, net	263,165	267,470
Costs and estimated earnings in excess of billings	32,608	28,122
Assets related to discontinued operations	265	339
Other current assets	47,484	49,012
Total current assets	384,172	396,997
Property and equipment, net	47,769	46,861
Goodwill	114,588	114,588
Identifiable intangible assets, net	36,504	37,383
Other noncurrent assets	5,811	5,993
Total assets	$588,844	$601,822

Current maturities of notes to former owners	$2,000	$2,000
Accounts payable	96,779	100,825
Billings in excess of costs and estimated earnings	58,407	64,588
Liabilities related to discontinued operations	339	366
Other current liabilities	93,563	101,659
Total current liabilities	251,088	269,438
Long-term debt	7,000	—
Other long-term liabilities	17,004	18,362
Total liabilities	275,092	287,800
Comfort Systems USA, Inc. stockholders’ equity	294,876	295,834
Noncontrolling interests	18,876	18,188
Total stockholders’ equity	313,752	314,022
Total liabilities and stockholders’ equity	$588,844	$601,822

Selected Cash Flow Data (in thousands):

	Three Months Ended
	March 31,
	(unaudited)
	2014	2013
Cash provided by (used in):
Operating activities	$(8,784)	$(10,351)
Investing activities	$(7,665)	$(2,998)
Financing activities	$5,045	$(1,983)

Free cash flow:
Cash from operating activities	$(8,784)	$(10,351)
Purchases of property and equipment	(3,882)	(3,208)
Proceeds from sales of property and equipment	217	177

Free cash flow	$(12,449)	$(13,382)

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.